EXHIBIT 21.1

SUBSIDIARIES OF HORMEL FOODS CORPORATION

The Company owns the indicated percentage of the issued and outstanding stock of the following corporations:

Name of Subsidiary	State or Country of Incorporation	Ownership Percentage
Alma Foods, LLC	Delaware	100%
Beijing Hormel Foods Co. Ltd.	China	76%
Beijing Hormel Business Management Co. Ltd.	China	100%
Campoco, Inc.	Minnesota	100%
Century Foods International, LLC	Delaware	100%
Creative Contract Packaging, LLC (fka Creative Contract Packaging Corp.)	Delaware	100%
Dan’s Prize, Inc.	Minnesota	100%
Diamond Crystal Brands, Inc.	Delaware	100%
Diamond Crystal Sales, LLC	Delaware	100%
Dold Foods, LLC (fka Dold Foods, Inc.)	Delaware	100%
Dubuque Foods, LLC (fka Dubuque Foods, Inc.)	Delaware	100%
Fort Dodge Foods, LLC (fka Fort Dodge Foods, Inc.)	Delaware	100%
Hormel Canada, Ltd.	Canada	100%
Hormel Financial Services Corporation	Minnesota	100%
Hormel Foods Australia Pty Limited	Australia	100%
Hormel Foods Corporate Services, LLC	Delaware	100%
Hormel Foods International Corporation	Delaware	100%
Hormel Foods Licensing Islandi ehf	Iceland	100%
Hormel Foods, LLC	Minnesota	100%
Hormel Foods Sales, LLC	Delaware	100%
Hormel Health Labs, LLC (fka Hormel HealthLabs, Inc.)	Delaware	100%
Hormel Netherlands B.V.	Netherlands	100%
Hormel Patak, LLC (fka PH, Inc.)	Delaware	100%
Hormel Spain S.R.L.	Spain	100%
Jennie-O Turkey Store, Inc.	Minnesota	100%
Jennie-O Turkey Store International, Inc.	Minnesota	100%
Jennie-O Turkey Store, LLC	Minnesota	100%
Jennie-O Turkey Store Sales, LLC	Delaware	100%
JJOTS, LLC	Minnesota	100%
Kenosha HRL, Inc.	Wisconsin	100%
Logistic Service, LLC (fka Logistic Services Incorporated)	Delaware	100%
Melting Pot Foods, LLC (fka Melting Pot Foods, Inc.)	Delaware	100%
Mountain Prairie, LLC	Colorado	100%
Osceola Food, LLC (fka Osceola Foods, Inc.)	Delaware	100%
Park Ten Foods, Ltd.	Texas	100%
Park Ten Foods Minnesota, LLC	Minnesota	100%
Park Ten Foods Texas, LLC	Minnesota	100%
Precept Foods, LLC	Delaware	51%
Rochelle Foods, LLC (fka Rochelle Foods, Inc.)	Delaware	100%
Shanghai Hormel Foods Co. Ltd.	China	81%
Stagg Foods, LLC (fka Stagg Foods, Inc.)	Delaware	100%
West Central Turkeys, LLC (fka West Central Turkeys, Inc.)	Delaware	100%